UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

MINERALRITE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 000-27739

State of Incorporation: Texas

IRS Employer Identification Number: 90-0315909

325 N. St. Paul Street, Suite 3100
Dallas, Texas 75201
(Address of principal executive offices)

(469) 881-8900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report: Not applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425
☐ Soliciting material pursuant to Rule 14a-12
☐ Pre-commencement communications pursuant to Rule 14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c)

Securities registered pursuant to Section 12(g) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered	Par Value
Common stock	RITE	OTC Markets (OTCID)	No Par Value
Series A Preferred	None	None	No Par Value
Series B Preferred	None	None	No Par Value
Series C Preferred	None	None	No Par Value
Series D Preferred	None	None	$25.00
Series NMC Preferred	None	None	$25.00

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement

On September 30, 2026 (the “Closing Date”), MineralRite Corporation (the “Company” or “RITE”) entered into a Series NMC Preferred Stock Repurchase, Note and Sinking-Fund Agreement (the “Repurchase Agreement”) with Abstract Concepts 1618 LLC (“Abstract”), acting on behalf of itself and its affiliates. Under the Repurchase Agreement, the Company repurchased from Abstract 3,919,388 shares of the Company’s Series NMC $25 Convertible Preferred Stock (“Series NMC Preferred”) for an aggregate repurchase price of $106,724,942. The Company issued Abstract a non-interest-bearing promissory note in that principal amount (the “Note”) as consideration for the repurchase.

The Series NMC Preferred sinking fund commits to repurchase shares tendered by holders, subject to the availability of sufficient funds, at a price that began at the $25.00 par value and grows at 5% per annum, subject to a $25.40 floor. In the Repurchase Agreement, the Company and Abstract confirmed that this growth compounds annually and that the sinking-fund price was approximately $27.23 per share as of the Closing Date. The Repurchase Agreement also permanently caps at $269,049,058.76 the total amount payable by the Company under the Series NMC Preferred sinking fund with respect to the Series NMC Preferred shares covered by the agreement, which equals approximately $27.23 per share on the 9,880,612 shares expected to be held by Abstract following the transaction, so that the sinking-fund amount will not increase further. The cap applies to the Series NMC Preferred shares held by Abstract following the transaction, including shares issuable upon exercise of the Series NMC warrants, and to permitted transferees that agree in writing to be bound by its terms. The Company is also required to make a portion of the funds it raises or otherwise generates available for sinking-fund repurchases of Series NMC Preferred shares.

Also on the Closing Date, the Company entered into a Royalty Repurchase, Warrant Exercise and Note Satisfaction Agreement (the “Closing Agreement”) with Abstract. Pursuant to the Closing Agreement, Abstract exercised its option to repurchase a royalty interest from the Company for $1,641,254; Commodity Capital Advisors LLC (“Commodity”), acting through Abstract as its manager and with the Company’s consent, exercised its option to repurchase a separate royalty interest for $246,188; Abstract irrevocably exercised 47,600 Series D Preferred Stock warrants and 6,900,000 Series NMC Preferred warrants; and Commodity irrevocably exercised 5,900 Series D Preferred Stock warrants. The Note was applied to satisfy the royalty repurchase prices and warrant exercise prices, was fully satisfied, and was cancelled at Closing.

The Company also acknowledged and consented to an Authorization to Exercise Option to Repurchase and Consent among Commodity and Abstract (the “Commodity Authorization”), pursuant to which Commodity exercised its royalty repurchase option and authorized Abstract, as Commodity’s manager, to act on Commodity’s behalf. The Company waived the otherwise applicable ten-business-day exercise notice period and agreed to accept application of a portion of the Note in full payment of Commodity’s repurchase price.

Abstract is owned and managed by Lloyd B. Hendricks III and is a related party of the Company because it beneficially owns more than 5% of the Company’s common stock. Abstract also acts as manager of Commodity. Mr. Hendricks and his affiliates are subject to a Shareholder Control Limitation and Standstill Agreement, as previously reported in a Form 8-K filed on May 7, 2026. The prices for the Series NMC repurchase, the royalty repurchases and the warrant exercises followed existing contractual terms, and the Company and Abstract worked together to negotiate the cashless structure and the sinking-fund cap. The foregoing descriptions are qualified in their entirety by reference to the Repurchase Agreement, the Note, the Commodity Authorization, and the Closing Agreement, copies of which are filed as Exhibits 10.1 through 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Note is incorporated by reference into this Item 2.03. The Note bore no interest and was due and payable on the Closing Date. It was fully satisfied, discharged, surrendered, and cancelled at Closing through the contractual applications described above. Accordingly, no amount remained outstanding under the Note following Closing.

Item 3.02 - Unregistered Sales of Equity Securities

As described in Item 1.01, on the Closing Date Abstract irrevocably exercised 47,600 warrants to purchase Series D Preferred Stock and 6,900,000 warrants to purchase Series NMC Preferred Stock, and Commodity irrevocably exercised 5,900 warrants to purchase Series D Preferred Stock. Upon the effectiveness of the Company’s Restated Certificate of Formation and when the applicable shares are duly authorized and available for issuance, the Company will issue 53,500 shares of Series D Preferred Stock and 6,900,000 shares of Series NMC Preferred Stock pursuant to those exercises.

The aggregate exercise price for the Series D Preferred Stock warrants was $1,337,500, and the aggregate exercise price for the Series NMC Preferred Stock warrants was $103,500,000. The consideration was satisfied through application of the Note as described in Item 1.01. The securities will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering. The Company received no cash proceeds from the exercises. Each share of Series D Preferred Stock is convertible into 25,000 shares of common stock, and each share of Series NMC Preferred Stock is convertible into 500 shares of common stock. The warrant holders, Abstract and Commodity, are existing security holders of the Company under common management and are accredited investors; no general solicitation was made, and the securities will be issued as restricted securities.

Item 5.07 - Submission of Matters to a Vote of Security Holders

On September 28, 2026, the Company held a special meeting of the holders of its Series C Preferred Stock to consider and vote upon amendments to the provisions governing the Series C Preferred Stock contained in the Company’s Restated Certificate of Formation, including (i) an amendment providing that shares of Series C Preferred Stock that are redeemed or otherwise reacquired by the Company cease to be issued and outstanding and resume the status of authorized but unissued shares of the series, and (ii) a provision, previously contained in the Company’s Bylaws, authorizing action by written consent of the holders of the series, now incorporated into the provisions governing each series of preferred stock. At the time of the meeting, 10,679 shares of Series C Preferred Stock were outstanding. Holders of 8,735 shares were represented in person or by proxy, and all 8,735 shares voted in favor of the amendments, with no votes against and no abstentions. The shares voted in favor represent approximately 81.8% of the outstanding Series C Preferred Stock, exceeding the two-thirds approval required. In addition, by written consents dated September 28, 2026, the holders of 100% of the outstanding shares of each of the Series A Preferred Stock, Series B Preferred Stock and Series NMC Preferred Stock approved the amendments applicable to those series and the Restated Certificate of Formation. No shares of Series D Preferred Stock were outstanding, and the corresponding amendments to the provisions governing the Series D Preferred Stock were approved by the Company’s Board of Directors.

Item 7.01 - Regulation FD Disclosure

On October 2, 2026, the Company issued a press release announcing the transactions described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 - Other Events

The Company is reporting under this Item 8.01 the integrated transaction described above, including the repurchase of 3,919,388 Series NMC Preferred shares, which ceased to be outstanding, the exercise of outstanding Series D and Series NMC warrants, the permanent cap on the applicable Series NMC Preferred sinking-fund obligation, and the satisfaction and cancellation of the Note. The Company is in the process of filing a Restated Certificate of Formation with the Texas Secretary of State. Upon effectiveness, the Restated Certificate will set the authorized numbers of Series D Preferred Stock and Series NMC Preferred Stock at 60,000 and 10,000,000 shares, respectively, without increasing the Company’s total authorized preferred stock. The Restated Certificate will be filed as an exhibit to a subsequent Current Report on Form 8-K after it has been filed with, and becomes effective pursuant to filing by, the Texas Secretary of State. Immediately before the transactions, 6,900,000 shares of Series NMC Preferred Stock were outstanding and Abstract held warrants for 6,900,000 additional shares. After giving effect to the repurchase and the warrant exercises, 9,880,612 shares are expected to be outstanding, all held by Abstract, and each share is convertible into 500 shares of common stock, subject to the sinking fund. The Restated Certificate of Formation was approved by the Company’s Board of Directors; by the written consent of the holders of 100% of the outstanding Series A Preferred Stock, Series B Preferred Stock and Series NMC Preferred Stock; and by the holders of the Series C Preferred Stock at a special meeting held on September 28, 2026, as described in Item 5.07. Under Texas law, no vote of the holders of the Company’s common stock was required.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Series NMC Preferred Stock Repurchase, Note and Sinking-Fund Agreement, dated September 30, 2026, by and between MineralRite Corporation and Abstract Concepts 1618 LLC.
10.2	Promissory Note, dated September 30, 2026, issued by MineralRite Corporation to Abstract Concepts 1618 LLC.
10.3	Authorization to Exercise Option to Repurchase and Consent, dated September 30, 2026, by Commodity Capital Advisors LLC, Abstract Concepts 1618 LLC, and MineralRite Corporation.
10.4	Royalty Repurchase, Warrant Exercise and Note Satisfaction Agreement, dated September 30, 2026, by and between MineralRite Corporation and Abstract Concepts 1618 LLC.
99.1	Press Release dated October 2, 2026 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALRITE CORPORATION

By: /s/ James Burgauer
Name: James Burgauer
Title: President and Principal Executive Officer

Date: October 2, 2026